   As filed with the Securities and Exchange Commission on December 31, 1996
                                                      Registration No. 333-17593

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                           -------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------
                          PREMIERE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

              Georgia                           59-3074176
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)           Identification No.)
3399 Peachtree Road, N.E., The Lenox Building, Suite 400, Atlanta, Georgia 30326
                                 (404) 262-8400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          PREMIERE TECHNOLOGIES, INC.
                        DIRECTOR STOCK PURCHASE WARRANTS
   AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AND INCENTIVE OPTION AGREEMENTS
         AMENDED AND RESTATED EMPLOYMENT AND INCENTIVE OPTION AGREEMENT
                      AMENDED AND RESTATED 1995 STOCK PLAN

                           -------------------------

                                Boland T. Jones
                Chairman of the Board of Directors and President
                          Premiere Technologies, Inc.
                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 400
                             Atlanta, Georgia 30326
                                 (404) 262-8400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Jeffrey A. Allred, Esq.
                                 Alston & Bird
                        1201 West Peachtree Street, N.E.
                          Atlanta, Georgia  30309-3424
                                 (404) 881-7000

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

       The Registrant amends its registration statement to add Exhibit No. 4.8 Premiere Technologies, Inc. Amended and Restated 1995 Stock Plan.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 31, 1996.

                                   Premiere Technologies, Inc.


                                   By:  /s/ Boland T. Jones
                                        ------------------------------
                                        Boland T. Jones
                                        Chairman of the Board and
                                        President

    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to its registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                      Date
         ---------                        -----                      ----

    /s/ Boland T. Jones         Chairman of the Board and      December 31, 1996
---------------------------       President (principal
        Boland T. Jones            executive officer)

            *                   Executive Vice President       December 31, 1996
---------------------------           and Director
    D. Gregory Smith

 /s/ Patrick G. Jones           Senior Vice President of       December 31, 1996
---------------------------       Finance and Legal and
     Patrick G. Jones         Secretary (principal financial
                                 and accounting officer)


            *                           Director               December 31, 1996
---------------------------
   George W. Baker, Sr.


            *                           Director               December 31, 1996
---------------------------
     Eduard J. Mayer

            *                           Director               December 31, 1996
---------------------------
   Robert A. Jetmundsen

*By:   /s/ Patrick G. Jones
    -----------------------
           Patrick G. Jones
           Attorney-in-Fact

                                 EXHIBIT INDEX

    Exhibit
    Number
    ------


    4.8  Premiere Technologies, Inc. Amended and Restated 1995 Stock Plan.